Exhibit 10.11

EXECUTION VERSION

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) dated as of November 29, 2017 is entered into by and among Williams Scotsman Holdings Corp., a Delaware corporation (“Holdco”), WillScot Corporation, a Delaware corporation (“Parent”), Algeco Scotsman Global S.à r.l., a Luxembourg société à responsabilité limitée (“Algeco Global”), Algeco Scotsman Holdings Kft., a Hungarian  limited liability company (“Algeco Holdings” and together with Algeco Global, each an “AS Holder” and collectively, the “AS Holders”), and any Permitted Transferee who becomes party to this Agreement by executing a Joinder Agreement.  Each of Holdco, Parent, Algeco Global and Algeco Holdings shall be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Holdco was formed as a wholly-owned subsidiary of Parent for the purpose of acquiring all of the issued and outstanding capital stock of Williams Scotsman International, Inc., a Delaware corporation (“WSII”), pursuant to a Stock Purchase Agreement, dated as of August 21, 2017, by and among Holdco, Parent and the AS Holders, as amended by the certain Amendment to Stock Purchase Agreement dated as of September 6, 2017 and the certain Second Amendment to Stock Purchase Agreement dated as of November 6, 2017 (as the same may be further amended, modified or otherwise supplemented from time to time, the “Purchase Agreement”);

WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, as partial consideration paid to the AS Holders thereunder, the AS Holders will receive, on a pro rata basis based on their respective ownership of WSII, (i) Holdco Common Stock such that on the date hereof the AS Holders will collectively own ten percent (10%) of the issued and outstanding Holdco Common Stock on a fully diluted basis and Parent will own the remaining ninety percent (90%) of the issued and outstanding Holdco Common Stock on a fully diluted basis and (ii) a number of shares of Parent Class B Common Stock equal to the number of shares of Holdco Common Stock described in the foregoing clause (i);

WHEREAS, the respective rights, duties and obligations of the AS Holders and Parent, as shareholders of Holdco, will be governed by the Shareholders Agreement entered in by and among the AS Holders, Parent and Holdco on the date hereof; and

WHEREAS, as a condition precedent to the transactions contemplated by the Purchase Agreement, Parent, Holdco and the AS Holders agreed to enter into this Agreement in order to grant the AS Holders, or their Permitted Transferee (as defined in the Shareholders Agreement), certain additional rights with respect to their shares of Holdco Common Stock and related obligations with respect to their shares of Parent Class B Common Stock.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I.                          DEFINITIONS

Section 1.01                            Definitions.

All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Shareholders Agreement.

The following terms, as used herein, have the following meanings:

“Acceptance Notice” shall have the meaning set forth in Section 2.03(c)(1).

“Accounting Firm Report” shall have the meaning set forth in Section 2.03(c)(3).

“Dilution Protection Events” shall have the meaning set forth in Section 2.03(b).

“Dispute Deadline” shall have the meaning set forth in Section 2.03(c)(1).

“Dispute Notice” shall have the meaning set forth in Section 2.03(c)(1).

“Earnout Agreement” means that certain Earnout Agreement entered into as of the date hereof by and among the Parent, the Founder Group and the Investor named therein.

“Estimated Exchange Ratio” shall have the meaning set forth in Section 2.02(b).

“Exchange” shall have the meaning set forth in Section 2.01(a).

“Exchange Act” shall have the meaning set forth in Section 3.01(g).

“Exchange Agent” shall have the meaning set forth in Section 2.02(a).

“Exchange Period” shall have the meaning set forth in Section 2.01(a).

“Exchange Shares” shall have the meaning set forth in Section 2.01(a).

“Exchanging Holder” means the AS Holders, collectively, or their Permitted Transferee, as the case may be.

“Exercise Notice” shall have the meaning set forth in Section 2.02(b).

“Final Exchange Ratio” shall have the meaning set forth in Section 2.03(c)(4).

“Founder Group” means, collectively, Double Eagle Acquisition LLC and Harry E. Sloan.

“Founder Warrants” shall have the meaning set forth in Section 2.03(b)(2).

“Holdco Common Stock” means the Holdco’s common stock, par value $0.0001 per share, and any stock into which such Holdco Common Stock may thereafter be converted, changed, reclassified or exchanged

“Holdco Shares” shall have the meaning set forth in Section 2.01(a).

“Joinder Agreement” means a joinder agreement in the form attached hereto as Exhibit A.

“Material Adverse Effect” shall have the meaning set forth in Section 3.01(f).

“NASDAQ” means the NASDAQ Capital Market.

“Objection” shall have the meaning set forth in Section 2.03(c)(2).

“Parent Class A Common Stock” means the Parent’s Class A common stock, par value $0.0001 per share, and any stock into which such Parent Class A Common Stock may thereafter be converted, changed, reclassified or exchanged.

“Parent Class B Common Stock” means the Parent’s Class B common stock, par value $0.0001 per share, and any stock into which such Parent Class B Common Stock may thereafter be converted, changed, reclassified or exchanged.

“Proxy Statement/Prospectus” shall have the meaning set forth in Section 3.01(b).

“Public Warrants” shall have the meaning set forth in Section 2.03(b)(2).

“Registration Statement” shall have the meaning set forth in Section 3.01(b).

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement entered into of the date hereof by and among Parent, the AS Holders, the Investor named therein and certain other parties named on the signature pages thereto.

“Revised Exercise Notice” shall have the meaning set forth in Section 2.03(c)(2).

“SEC Filings” shall have the meaning set forth in Section 3.01(g).

“Securities Act” shall have the meaning set forth in Section 3.01(b).

“Share Exchange Closing” shall have the meaning set forth in Section 2.02(c).

“Shareholders Agreement” means the Shareholders Agreement dated as of the date hereof by and among Parent, the AS Holders, Holdco and, solely for purposes of Section 2.01 thereof, Double Eagle Acquisition LLC and Harry E. Sloan, as amended from time to time.

ARTICLE II.                     SHARE EXCHANGE

Section 2.01                            Share Exchange.

(a)              On the terms and subject to the conditions set forth in this Agreement, commencing on the date hereof and for a period of five (5) years thereafter (the “Exchange Period”), the Exchanging Holder shall have the right, but not the obligation, to exchange all, but not less than all, of the shares of Holdco Common Stock held by the Exchanging Holder  (collectively, the “Holdco Shares”) for that number of newly issued shares of Parent Class A Common Stock (collectively, the “Exchange Shares”) as determined by the Final Exchange Ratio (as calculated based on Section 2.03 below). As a condition to such exchange, the Exchanging Shareholder shall surrender for cancellation all of its shares of Parent Class B Common Stock.  For purposes of this Agreement, such exchange and surrender for cancellation shall be referred to herein as the “Exchange.”  In no event shall any Exchange be permitted for less than all of the Exchanging Holder’s shares of Holdco Common Stock and Parent Class B Common Stock.  Accordingly, if the AS Holders have not Transferred all of their respective interests in Holdco to their Permitted Transferee and elect to exercise their exchange rights hereunder, each of the AS Holders must jointly exercise such right and jointly execute the Exercise Notice.

(b)              The Parties hereby agree to work together in good faith and use all commercially reasonable efforts to determine the Final Exchange Ratio in a timely manner in accordance with the terms and conditions of this Agreement.

(c)               Upon completion of the Exchange, all of the issued and outstanding Holdco Common Stock will be held by Parent and all of the Parent Class B Common Stock shall be cancelled.

Section 2.02                            Share Exchange Mechanics.

(a)              Exchange Agent. For purposes of this Agreement, the Parties hereby appoint Continental Stock Transfer & Trust Company (“Exchange Agent”) to act as agent for the Exchange and issuance of the Exchange Shares.

(b)              Exercise Notice.  At any time during the Exchange Period, the Exchanging Holder may exercise its exchange right by delivering written notice to Parent and Exchange Agent, in substantially the form attached hereto as Exhibit B (the “Exercise Notice”), in accordance with the notice provisions set forth in Section 6.04 hereof, which notice shall set forth in reasonable detail a good faith estimate of the exchange ratio for the Exchange (the “Estimated Exchange Ratio”) based on the procedures and assumptions set forth in Section 2.03 hereof.

(c)               Share Exchange Closing.  Promptly following the determination of the Final Exchange Ratio on a date and a time to be specified by the Parties, the closing of the Exchange shall occur (the “Share Exchange Closing”). At the Share Exchange Closing, the Exchanging Holder will deliver to the Exchange Agent the certificates representing the Holdco Shares, together with a duly completed and validly executed Exercise Notice (as updated by the Exchanging Holder, to the extent necessary, to reflect the Final Exchange Ratio), the Parent Class B Common Stock and such other documents as may reasonably be required by the Exchange Agent, and, in exchange therefor, the Exchange Agent will deliver a certificate representing the Exchange Shares or establish a book-entry position for the Exchange Shares, in either case registered in the name of the Exchanging Holder.  Any other documents to be delivered at the Share Exchange Closing by or on behalf of the Parties pursuant to this Agreement will be delivered at the Share Exchange Closing at the offices of counsel to Parent.

(d)              No Further Rights or Options to Holdco Common Stock or Parent Class B Common Stock. Effective as of the Share Exchange Closing, the Exchange Shares issued pursuant to this Article II shall be deemed issued in full satisfaction of all rights of the Exchanging Holder pertaining to its ownership of Holdco Common Stock and Parent Class B Common Stock and the Exchanging Holder shall have no further rights or options pertaining to such shares of Holdco Common Stock or Parent Class B Common Stock.  Effective as of the Share Exchange Closing, the Holdco Shares delivered to the Exchange Agent and a corresponding number of shares of Parent Class B Common Stock shall automatically be cancelled and retired and shall cease to exist.  For the avoidance of doubt, other than the Exchange Shares, the Exchanging Holder will not be entitled to any consideration for the Holdco Shares or the Parent Class B Common Stock.  This Agreement shall automatically terminate following consummation of the transactions contemplated by the Share Exchange Closing, except that the following provisions shall survive the termination of this Agreement: this Section 2.02(d); Section 4.05(b); Section 5.01; Section 5.02; Section 5.04 and Section 5.11.

Section 2.03                            Exchange Ratio.  The number of Exchange Shares issuable in exchange for the Holdco Shares will be based on the following principles and procedures.

(a)              Estimated Exchange Ratio.  The Exercise Notice shall set forth in reasonable detail the good faith estimate of the Estimated Exchange Ratio, which shall be determined subject to the terms of the following sentence and based on (1) the aggregate ownership percentage of the Exchanging Holder of the issued and outstanding Holdco Common Stock as of the date of the Exercise Notice and (2) the aggregate number of shares of Parent Class A Common Stock issued and outstanding, such that the Exchanging Holder’s common equity ownership percentage in Holdco shall be exchanged for the same common equity ownership percentage of Parent Class A Common Stock, except to the extent such common equity ownership percentage in Parent may be adjusted pursuant to Section 2.03(b) below.  For the avoidance of doubt, in calculating the Estimated Exchange Ratio, the respective common equity ownership percentages applied shall reflect (w) any exercise, or failure to exercise, as the case may be, of any preemptive rights under the Shareholders Agreement by such Exchanging Holder, (x) any stock split, stock dividend, reverse stock split, recapitalization or similar change in Parent Class A Common Stock or Holdco Common Stock, (y) any issuance of Excluded Company Securities or Excluded Parent Securities and (z) any dilutive issuances of equity by Parent required by Section 5.02 of the Shareholders Agreement.

(b)              Adjustments.  The Parties agree that the exchange ratio shall be adjusted to eliminate the dilutive effects of the following (collectively, the “Dilution Protection Events”):

1)                  the release from escrow of any shares of Parent Class A Common Stock pursuant to the terms and conditions of the Earnout Agreement as at the time of the Exercise Notice;

2)                  the termination of any lock-up period or other restrictions imposed on the warrants exercisable for Parent Class A Common Stock held by the Founder Group (the “Founder Warrants”) and restricted under the Earnout Agreement as at the time of the Exercise Notice, which shall be calculated in accordance with the treasury stock method of accounting taking into account the average trading price of the Parent Class A Common Stock on NASDAQ in the twenty (20)-day period immediately preceding the date of the Exercise Notice (the “Treasury Method”);

3)                  the issuance of any shares of Parent Class A Common Stock upon exercise of the Founder Warrants and restricted under the Earnout Agreement as at the time of the Exercise Notice in accordance with the Treasury Method;

4)                  the existence of any outstanding warrants exercisable for Parent Class A Common Stock that were issued pursuant to a public offering (the “Public Warrants”) as at the time of the Exercise Notice in accordance with the Treasury Method; or

5)                  the issuance of any shares of Parent Class A Common Stock issued upon exercise of any outstanding Public Warrants (or any securities convertible or exchangeable into Parent Class A Common Stock) as at the time of the Exercise Notice in accordance with the Treasury Method.

(c)               Determination of Final Exchange Ratio.

1)                  As soon as reasonably practicable, but no later than five (5) Business Days after receipt of the Exercise Notice (the “Dispute Deadline”), Parent shall prepare and deliver to the Exchanging Holder either written notice of (1) its acceptance of the Estimated Exchange Ratio (the “Acceptance Notice”), in which case such notice shall render the Estimated Exchange Ratio to be final and binding, or (2) any dispute with respect to the calculation thereof, in which case such notice shall be deemed the “Dispute Notice” and such Dispute Notice shall set forth in reasonable detail any dispute with respect to the calculation and determination of the Estimated Exchange Ratio, together with supporting schedules and data sufficient to support any such dispute.  If an Acceptance Notice or Dispute Notice is not delivered on or prior to the Dispute Deadline, the Estimated Exchange Ratio shall automatically be deemed the Final Exchange Ratio for purposes of this Agreement and,

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effective as of the Dispute Deadline, Parent waives any and all rights to object to, dispute or challenge such Final Exchange Ratio.

2)                  In the event of timely delivery of a Dispute Notice by Parent to the Exchanging Holder, Parent and the Exchanging Holder shall negotiate in good faith to resolve each dispute raised therein (each, an “Objection”).  If Parent and the Exchanging Holder are able to resolve all of the Objections within ten (10) Business Days after the Exchanging Holder’s receipt of the Dispute Notice, then the Exercise Notice shall be revised to adjust the Estimated Exchange Ratio to reflect the resolution of all such Objections (the “Revised Exercise Notice”) and, upon execution by the Parent and the Exchanging Holder, of the Revised Exercise Notice as an acknowledgement and agreement of the resolution of all such Objections, the exchange ratio, as so adjusted, shall be deemed final and binding.

3)                  If Parent and the Exchanging Holder, notwithstanding such good faith efforts, fail to resolve any Objections within ten (10) Business Days after the Exchanging Holder’s receipt of the Dispute Notice, then Parent and the Exchanging Holder shall jointly appoint a mutually acceptable accounting firm of national standing that is not the independent auditor of (and does not otherwise provide services under a contractual arrangement with) either Parent (or any of its Subsidiaries) or the Exchanging Holder to resolve any outstanding Objections.  Parent and the Exchanging Holder shall cause the accounting firm to deliver a written report containing its calculation and resolution of the disputed Objections (which calculation shall be within the range of the disputed amounts set forth in the Exercise Notice and the Dispute Notice), and any adjustments required to be made to the Estimated Exchange Ratio, within fifteen (15) Business Days of engagement (the “Accounting Firm Report”).  All Objections that are determined by such accounting firm and set forth on such Accounting Firm Report will be deemed final, conclusive and binding on the Parties absent manifest error.  The Parties hereby agree to make available to such accounting firm the books and records of Parent and Holdco and relevant personnel and properties, as well as any documents or work papers used in the preparation of the Exercise Notice and Dispute Notice, and all other items reasonably requested by the accounting firm, in connection with resolution of the unresolved Objections.  The accounting firm shall consider only those Objections submitted to it for resolution.  In resolving each such Objection, the accounting firm (i) shall resolve such Objection in accordance with the provisions of this Agreement and (ii) shall make its determination based solely on the presentations and supporting material provided by the Parties hereto and not pursuant to any independent review. The fees, costs and expenses of the accounting firm shall be borne equally by Parent, on the one hand, and the Exchanging Holder, on the other hand.

4)                  For the avoidance of doubt, and subject to the provisions of Section 2.03(d)(1) above, the Estimated Exchange Ratio shall be deemed the “Final Exchange Ratio” for purposes of this Agreement upon the earlier of the following events to occur: (1) delivery and receipt of an Acceptance Notice; (2) execution of the Revised Exercise Notice; and (3) delivery of the Accounting Firm Report.

ARTICLE III.                REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Section 3.01                            Representations and Warranties of Parent.

Parent represents and warrants on the date hereof and to the Exchange Holder on the Share Exchange Closing, to the extent applicable, as follows:

(a)              Qualification and Organization of the Company. Parent has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware.  Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws. Parent has all requisite corporate power and authority to enter into this Agreement, to carry on its business as presently conducted and perform its obligations hereunder and to consummate the transactions contemplated hereby, including the issuance and delivery of the Exchange Shares as contemplated by this Agreement.  The execution and delivery by the Parent of this Agreement, the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby including the issuance and delivery of the Exchange Shares have been duly authorized by all requisite action on the part of Parent.  This Agreement has been duly executed and delivered by the Parent and (assuming due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)              Capitalization of Parent.   On the date hereof, Parent has the capitalization set forth in Parent’s proxy statement/prospectus included in its Form S-4 registration statement (the “Registration Statement”) as filed with the Securities and Exchange Commission and mailed to stockholders of Parent in connection with the transactions contemplated by the Purchase Agreement (the “Proxy Statement/Prospectus”), after giving effect to the domestication proposal as set forth therein.  All of the issued and outstanding shares of Parent’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable legal requirements.  No person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of Parent.  Except as described in the Proxy Statement/Prospectus, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which Parent is or may be obligated to issue any equity securities of any kind, except for securities that may be granted to employees of Williams Scotsman (as defined in the Proxy Statement/Prospectus) under Parent’s proposed 2017 incentive award plan to be entered into on or around the Closing Date.  Except as described in the Proxy Statement/Prospectus, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among Parent and any of the stockholders of Parent relating to the securities of Parent held by them.  Except as described in the Proxy Statement/Prospectus and in this Agreement, no person or other legal entity has the right to require Parent to register any securities of Parent under the Securities Act of 1933, as amended (the “Securities Act”), whether on a demand basis or in connection with the registration of securities of Parent for its own account or for the account of any other person or legal entity.  Except as described in the Proxy Statement/Prospectus, there are no material profit participation or phantom equity awards, interests, or rights with respect to Parent or its capital stock issued to or held by any current or former director, officer, employee or consultant of Parent.

(c)               Valid Issuance.  The Exchange Shares, when issued and delivered to the Exchanging Holder in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Parent’s certificate of incorporation or bylaws under the laws of the State of Delaware.

(d)              Compliance with NASDAQ Continued Listing Requirements.  Parent is in compliance with all applicable continued listing requirements of NASDAQ.  There are no proceedings pending or, to Parent’s knowledge, threatened against Parent relating to the continued listing of the Parent Class A Common Stock on NASDAQ and Parent has not received any currently pending notice of the delisting of the Parent Class A Common Stock from NASDAQ.

(e)               No Conflict. The issuance and delivery of the Exchange Shares and the compliance by Parent with all of the provisions of this Agreement and the consummation of the transactions herein will be done in accordance with the NASDAQ marketplace rules and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Parent or any of its subsidiaries, after giving effect to the Exchange, pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries is bound or to which any of the property or assets of Parent is subject, that would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations (a “Material Adverse Effect”) of Parent or materially affect the validity of the Exchange Shares or the legal authority of Parent to comply in all material respects with the terms of this Agreement; (ii) result in any violation of the provisions of the organizational documents of Parent; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Parent or any of its properties, that would have a Material Adverse Effect on Parent or materially affect the validity of the Exchange Shares or the legal authority of Parent to comply with this Agreement.

(f)                SEC Filings.  Parent has timely filed with or furnished to (as applicable) the SEC all filings required to be made by it pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act (collectively, the “SEC Filings”). As of their respective dates, the SEC Filings, including any financial statements or schedules included or incorporated by reference therein, at the time filed, or if amended at the time of amendment, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings.  As of their respective dates, the SEC Filings, including any financial statements or schedules included or incorporated by reference therein, at the time filed, or if amended at the time of amendment, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)               Litigation.  Except as described in the SEC Filings, there are no material pending legal proceedings before any court or governmental agency or body, domestic or foreign, having jurisdiction over Parent or any of its properties against or affecting Parent, its subsidiaries or any of its or their properties, and to Parent’s knowledge, no such material legal proceedings are threatened.

(h)              Brokers and Finders.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Exchange or issuance of Exchange Shaers contemplated hereby based upon arrangements made by or on behalf of Parent.

(i)                  No Other Representations or Warranties.  To the knowledge of Parent, no representation or warranty of Parent included in this Agreement and, to the knowledge of Parent, no information or statement contained in the SEC Filings or in any other document furnished or to be furnished to the Exchanging Holder in connection herewith contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 3.02                            Representations and Warranties of the AS Holders

Each AS Holder represents and warrants, severally on behalf of itself as of the date hereof as follows:

(a)              Qualification and Organization.  Such AS Holder is duly organized in its jurisdiction of organization, with all requisite power and authority to enter into this Agreement, to carry on its business as presently conducted and perform its obligations hereunder.  The execution and delivery by such AS Holder of this Agreement, the performance by such AS Holder of its obligations hereunder and the consummation by such AS Holder of the Exchange has been duly authorized by all requisite action on the part of such AS Holder.  This Agreement has been duly executed and delivered by such AS Holder and, assuming due authorization, execution and delivery by the other Parties hereto, constitutes a legal, valid and binding obligation of such AS Holder, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)              No Conflict.  The Exchange by such AS Holder and compliance by the AS Holder with all applicable provisions of this Agreement will not result in any violation of the provisions of the organizational documents of such AS Holder or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such AS Holder or any of its properties, that would have a Material Adverse Effect on such AS Holder or materially affect the legal authority of such AS Holder to comply with this Agreement.

(c)               No Other Representations or Warranties.  Such AS Holder understands and agrees that it will receive Exchange Shares directly from Parent. Such AS Holder further acknowledges that there have been no representations, warranties, covenants and agreements made to such AS Holder by Parent, or its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement and the Purchase Agreement.

ARTICLE IV.                 SECURITIES LAW MATTERS.

Section 4.01                            Restricted Securities.

The AS Holders understand that the Exchange Shares will be “restricted securities” under applicable federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving any public offering and that under such laws and applicable regulations the Exchange Shares may be resold without registration under the Securities Act only in certain limited circumstances.

Section 4.02                            Legends.

It is understood that, except as provided below, certificates or book-entry accounts evidencing the Exchange Shares may bear the following or similar legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (E) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.

Section 4.03                            Removal of Legends.

Notwithstanding the foregoing, the Exchanging Holder shall be entitled to receive from Parent a like number of shares not bearing such legend upon the request of the Exchanging Holder (i) at such time as such restrictions are no longer applicable and (ii) with respect to the restriction on transfer of such shares under the Securities Act, the delivery of a customary opinion of counsel to the Exchanging Holder, which opinion is reasonably satisfactory in form and substance to Parent and its counsel, that the restriction referenced in such legend is no longer required in order to ensure compliance with the Securities Act.

Section 4.04                            NASDAQ Listing.

As of the Share Exchange Closing, Parent shall have prepared and filed with NASDAQ, or the applicable listing agency, an additional shares listing application covering all of the Exchange Shares and the Exchange Shares shall have been approved for listing on NASDAQ, subject to official notice of issuance.  Parent hereby covenants that the issuance of the Exchange Shares will be done in accordance with the NASDAQ marketplace rules or the rules of the applicable listing agency, as the case may be.

Section 4.05                            Registration Rights.

(a)              As a condition to the Share Exchange Closing, the Exchanging Holder will execute a joinder agreement to the Registration Rights Agreement (in the form prescribed in Exhibit A thereto) with respect to the Exchange Shares.  Upon execution of such joinder agreement, the Exchanging Holder shall be treated as a “holder” as defined thereunder with the same demand, shelf, piggyback registration and other all other similar rights granted to the other Holders party thereto and defined therein.

(b)              To the extent that any lock-up arrangements contemplated under the Subscription Agreement have not expired as of the Share Exchange Closing, the unexpired term of such lock-up arrangements shall also apply to the Exchange Shares until the termination of such lock-up arrangements pursuant to the terms of the Subscription Agreement.

ARTICLE V.                      MISCELLANEOUS

Section 5.01                            Expenses.

Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 5.02                            Release of Liability.

In the event the AS Holders Transfer all of the Holdco Common Stock held by the AS Holders to a Permitted Transferee (together with a corresponding number of shares of Parent Class B Common Stock) pursuant to the terms and conditions of the Shareholders Agreement (including without limitation the execution and delivery by the Permitted Transferee of a Joinder Agreement to this Agreement and a joinder agreement to the Shareholders Agreement), then the AS Holders shall cease to be a Party to this Agreement and shall be relieved and have no further rights, obligations or liability hereunder for events occurring from and after the date of such Transfer.

Section 5.03                            Public Announcements.

No Party, nor its Affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto; provided, however, that such Party may issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto if such Party (a) determines, after consultation with outside counsel, that such press release or other public announcement is required by applicable law, including the Securities Act or Exchange Act and (b) endeavors, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other public announcement in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto.

Section 5.04                            Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.04):

if to the AS Holders to:

c/o Algeco Scotsman Global S.à r.l.

901 S. Bond Street, #600

Baltimore, MD 21231

Attention: Azuwuike H. Ndukwu, General Counsel

E-mail: az.ndukwu@willscot.com

if to Parent or Holdco to:

WillScot Corporation

901 S. Bond Street, #600

Baltimore, MD 21231

Attention: Bradley Bacon, General Counsel

E-mail: bradley.bacon@willscot.com

with copies to (which shall not constitute notice):

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: William Schwitter

Facsimile: (212) 610-6399

E-mail: william.schwitter@allenovery.com

and

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: Joel L. Rubinstein

Facsimile: (212) 294-4700

E-mail: jrubinstein@winston.com

Section 5.05                            Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 5.06                            Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 5.07                            Entire Agreement.

This Agreement, the Shareholders Agreement, the Subscription Agreement and the Registration Rights Agreement constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 5.08                            Amendment and Modification; Waiver.

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 5.09                            Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns, to the extent permitted under the Shareholders Agreement.

Section 5.10                            No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.11                            Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

Except as provided in Section 5.12 below, in the event of any dispute, claim or disagreement arising out of or relating to this Agreement or the transactions contemplated by this Agreement, the Parties shall first submit the dispute, claim or disagreement to non-binding mediation administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial Mediation Procedures. The place of mediation shall be the State of Delaware.  If the dispute, claim or disagreement is not resolved within 30 days after the initial mediation meeting among the Parties and the mediator, or if the mediation is otherwise terminated, then either Party may submit the dispute, claim or disagreement to binding arbitration administered by the AAA in accordance with the provisions of its Commercial Arbitration Rules (the “Rules”) and, except as provided below, such arbitration shall be the sole means of dispute resolution. The place of arbitration shall be the State of Delaware. The arbitration shall be conducted by a panel of three arbitrators selected in accordance with the Rules, unless the Parties otherwise agree to one arbitrator.  Any mediator or arbitrator selected under this Section 5.11 shall be a practicing corporate attorney with significant experience in commercial agreements and acquisitions and shall not have been employed or engaged by or affiliated with either of the Parties or their respective Affiliates. Each Party shall initially bear its own costs and expenses in connection with any mediation or arbitration hereunder, including, without limitation, its attorneys’ fees, and an equal share of the mediator’s or arbitrator’s and administrative fees of mediation or arbitration. The decision of the arbitrators shall be in writing but without any statement of the reasoning therefore, and shall include a determination of responsibility for all costs and expenses incurred by the prevailing Party.  Judgment upon an arbitration award may be entered in any court of competent jurisdiction and shall be final, binding and non-appealable.

Section 5.12                            Equitable Remedies.

Each Party hereto acknowledges that the other Parties hereto would be irreparably damaged in the event of a breach or threatened breach by such Party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such Party of any such obligations, each of the other parties  hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such Party of its obligations under this Agreement. In the event that any Party files a suit to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach thereof), the prevailing Party in the suit shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such Party in conducting the suit, including reasonable attorney’s fees and expenses.

Section 5.13                            Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 5.14                            Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.15                            Actions by Parent.

Any actions, including without limitation any decisions, waivers, requests or consents, to be taken or made by Parent under this Agreement shall only be made with the prior approval of a special committee of the Board of Directors of Parent, which committee shall be comprised solely of the members of the board of directors of Holdco.

Section 5.16                            Further Assurances.

The Parties agree to execute and deliver such additional documents and take such additional actions as the Parties reasonably may deem to be practical and necessary in order to consummate the Exchange as contemplated by this Agreement.

IN WITNESS WHEREOF, the Parties hereto caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

WILLIAMS SCOTSMAN HOLDINGS CORP.

By:	/s/ Jeff Sagansky
Name: Jeff Sagansky
Title: President

WILLSCOT CORPORATION

By:	/s/ Jeff Sagansky
Name: Jeff Sagansky
Title: President and Chief Executive Officer

ALGECO SCOTSMAN GLOBAL S.À R.L.

By:	/s/ Azuwuike Ndukwu
Name: Azuwuike Ndukwu
Title: Manager Class A

ALGECO SCOTSMAN HOLDINGS KFT.

By:	/s/ Bela Kakuk
Name: Bela Kakuk
Title: Managing Director

[Signature Page to Exchange Agreement]

EXECUTION VERSION

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Exchange Agreement dated as of [•] (as the same may be amended from time to time, the “Exchange Agreement”) among Williams Scotsman Holdings Corp., a Delaware corporation (“Holdco”), WillScot Corporation, a Delaware corporation (“Parent”), Algeco Scotsman Global S.à r.l., a Luxembourg société à responsabilité limitée (“Algeco Global”), and Algeco Scotsman Holdings Kft., a Hungarian limited liability company (“Algeco Holdings” and together with Algeco Global, each an “AS Holders”).

Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Exchange Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a Party to and “Permitted Transferee” under the Exchange Agreement as of the date hereof and shall have all of the rights and obligations of the AS Holders from whom it has acquired Holdco Common Stock (to the extent permitted by the Exchange Agreement) as if it had executed the Exchange Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Exchange Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date written below.

Date:                  , 20[    ]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [ ] day of [ ], 20[ ]:

By:
Name:
Title:

16

EXHIBIT B

FORM OF EXERCISE NOTICE

WillScot Corporation

901 S. Bond Street, #600

Baltimore, MD 21231

Attention: Bradley Bacon, General Counsel

[Date]

Ladies and Gentlemen:

Reference is hereby made to that certain  Exchange Agreement dated as of [•], 2017 (the “Exchange Agreement”) among Williams Scotsman Holdings Corp., a Delaware corporation (“Holdco”), WillScot Corporation, a Delaware corporation (“Parent”), Algeco Scotsman Global S.à r.l., a Luxembourg société à responsabilité limitée (“Algeco Global”), and Algeco Scotsman Holdings Kft., a Hungarian limited liability company (“Algeco Holdings” and together with Algeco Global, each an “AS Holders”), and any Permitted Transferee who executes and delivers the Joinder Agreement in the form of Exhibit A thereto.  Capitalized terms used in this Exercise Notice and not otherwise defined shall have the respective meanings assigned to them in the Exchange Agreement.

This Exercise Notice constitutes formal election by the undersigned, as Exchanging Holder, pursuant to Section 2.02(b) of the Exchange Agreement, to exercise its exchange rights with respect to all of its Holdco Shares at the Estimated Exchange Ratio of [•] based on the calculations set forth on Annex 1 attached hereto and the contemporaneous automatic cancellation of the shares of Parent Class B Common Stock held by the undersigned, all in accordance with the terms and conditions of the Exchange Agreement.

In connection with such exercise, the Exchanging Holder hereby makes the following representations and warranties as of the date of this Exercise Notice and as of the Share Exchange Closing:

(a)              Status and Investment Intent.  The Exchanging Holder is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and the Exchanging Holder is acquiring the Exchange Shares for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Exchange Shares in a manner that would violate the registration requirements of the Securities Act.  The Exchanging Holder is not an entity formed for the specific purpose of acquiring the Exchange Shares and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. The Exchanging Holder acknowledges and agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except: (i) to Parent or a Subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Exchange Shares shall contain a legend to such effect.  The Exchanging Holder is able to bear the economic risk of holding the Exchange Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. The Exchanging Holder acknowledges and affirms that, with the assistance of its advisors, it has conducted and completed its own investigation, analysis and evaluation related to the investment in the Exchange

[Signature Page to Exchange Agreement]

Shares.  The Exchanging Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Exchange Shares.

(b)              Purchase for Own Account.  The Exchanging Holder is acquiring the Exchange Shares for its own account and not with a view to the distribution thereof in violation of the Securities Act.

(c)               The Exchanging Holder has good and marketable title to its Holdco Shares and shares of Parent Class B Common Stock and such Holdco Shares and shares of Parent Class B Common Stock are being transferred in the Exchange free and clear of any Liens.

IN THE EVENT THAT THE EXCHANGE IS NOT COMPLETED, THIS EXERCISE NOTICE SHALL BE NULL AND VOID.

Sincerely,

[Exchanging Holder(s)]
By:
Name:
Title:

[Signature Page to Exchange Agreement]

Annex 1

Calculation of Estimated Exchange Ratio

[Signature Page to Exchange Agreement]